UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2012

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2012 the Board of Directors of Old Line Bancshares, Inc. (the “Registrant”) and its wholly owned subsidiary, Old Line Bank, appointed Jeffrey A. Rivest as a member of the Board of Directors of the Registrant and Old Line Bank effective immediately.  Mr. Rivest will be a member of the Asset and Liability and Governance/Nominating Committees of the Registrant and Old Line Bank, and will receive the same compensation as currently paid to our other Board members - $400 for each Board of Directors meeting, $300 for each attended meeting of the Asset and Liability and Governance/Nominating Committees, and a $2,000 quarterly retainer.  The Board of Directors did not elect Mr. Rivest pursuant to any arrangements between Mr. Rivest and the Registrant, Old Line Bank or any other person.  There are no significant transactions between Mr. Rivest and the Registrant or Old Line Bank.

The press release announcing Mr. Rivest’s appointment is attached as exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1    Press Release dated September 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: September 27, 2012	By: /s/Christine M. Rush
Christine M. Rush, Chief Financial Officer